Exhibit (5)(h)

AXA EQUITABLE LIFE INSURANCE COMPANY

INHERITED ROTH IRA

BENEFICIARY CONTINUATION OPTION (BCO) ENDORSEMENT

This Endorsement is part of your Contract and its provisions apply in lieu of any Contract provisions to the contrary. In this Endorsement, “we”, “our” and “us” mean AXA Equitable Life Insurance Company and “you” and “your” mean the Owner.

When issued with this Endorsement, and as specified in the Data Pages, this Contract is issued as an inherited Roth individual retirement annuity contract subject to the rules of Sections 408A(b) and 408(b) of the Code and which has been acquired by reason of the death of another individual under Section 408(d)(3)(C) of the Code (“inherited Roth IRA Contract”). The tax qualified plan provisions are being added to the Contract to comply with the requirements of the tax code. Compliance with the tax qualified plan provisions prevents loss of the advantages of tax deferral and prevents penalties.

The purpose of this Contract is to distribute at least annually the interest of the deceased individual which the beneficiary has directed to be transferred to this Contract.

This inherited Roth IRA Contract is established for your exclusive benefit in your capacity as beneficiary of the deceased individual.

Your entire interest in this Contract is not forfeitable.

The provisions of this Inherited Roth IRA Beneficiary Continuation Option (BCO) Endorsement supersede any inconsistent provisions of the Contract or any other Rider or Endorsement.

The Effective Date of this Endorsement is your Contract Date.

[Applicable to a trustee or custodial IRA Owner]

[If the Owner of this inherited Roth IRA Contract is a trustee or custodian under Sections 408A(b) and 408(a) and of the Code and pertinent Regulations, this inherited Roth IRA Contract is an annuity contract that may be used to fund an inherited Roth individual retirement account that meets Sections 408A(b) 408(a), and 408(d)(3)(C) of the Code. In such a case “you” and “your” refer to the Annuitant where required by context, and the provisions of the custodial inherited Roth individual retirement account prevail during any period this Contract is owned by such a trustee or custodian.]

PART I-DEFINITIONS

SECTION 1.01	ANNUITANT

The existing Section is replaced by the following:

“Annuitant” means the individual shown as such on the cover page and in the Data Pages. The identity of the Annuitant is determined in accordance with the Section, “Owner and Annuitant Requirements,” in Part IX.

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SECTION 1.16	NON-NATURAL OWNER

The following is added at the end of the existing Section:

Non-natural Owners which are neither a see-through trust beneficiary nor a trustee or custodian of an inherited Roth individual retirement account are not permitted.

SECTION 1.17	OWNER

The following sentences are added at the end of the existing Section:

Joint Owners are not permitted. The Owner of the Contract cannot be changed. The identity of the Owner is determined in accordance with the Section, “Owner and Annuitant Requirements,” in Part IX.

The following Section is added at the end of Part I:

SECTION 1.25	ADDITIONAL DEFINITIONS APPLICABLE TO THIS INHERITED ROTH IRA CONTRACT

APPLICABLE PLAN

“Applicable Plan” means any of the following eligible retirement plans which may be the source of the direct rollover Contribution to this inherited Roth IRA Contract: (i) a plan qualified under Section 401(a) of the Code or a contact qualified under Section 403(a) of the Code; (ii) an annuity contract or custodial account qualified under Section 403(b) of the Code; or (iii) a governmental employer plan under Section 457(b) of the Code.

BCO DISTRIBUTIONS

“BCO Distributions” are the post-death payments required from or with respect to this inherited Roth IRA Contract by the “Required Minimum Distribution Rules” of Sections 408(b) and 401(a)(9) of the Code and which are described in the Section, “BCO Distributions—Post-Death Required Minimum Distribution Rules.”

BCO DISTRIBUTION COMMENCEMENT DATE

“BCO Distribution Commencement Date” means the date of the First BCO Distribution as provided in the Section, “BCO Distributions—Post-Death Required Minimum Distribution Rules.” The BCO Distribution Commencement Date is shown in the Data Pages and cannot be changed to a later date.

DECEASED OWNER

“Deceased Owner” means the individual named in the Data Pages, now deceased, who owned the Original Roth IRA.

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DECEASED PARTICIPANT

“Deceased Participant” means the individual named in the Data Pages, now deceased, whose accrued benefit as a participant in the Applicable Plan is the source of the direct rollover Contribution to this inherited Roth IRA Contract.

INTEREST IN THE DECEASED PARTICIPANT’S APPLICABLE PLAN

“Interest in the Deceased Participant’s Applicable Plan” means the share as a beneficiary of the Deceased Participant’s interest in the Applicable Plan, which is the source of the direct rollover Contribution to this inherited Roth IRA Contract. The Interest in the Deceased Participant’s Applicable Plan includes the amount of any outstanding rollover, transfer and recharacterization under
Q&As-7 and –8 of Treasury Regulation Section 1.408-8 and the actuarial present value of any additional annuity contract benefits provided. The Interest in the Deceased Participant’s Applicable Plan does not include any values or amounts of benefits which were provided under the Applicable Plan but are not directly rolled over to this inherited Roth IRA Contract.

INTEREST IN THE DECEASED OWNER’S ORIGINAL ROTH IRA

“Interest in the Deceased Owner’s Original Roth IRA” means the share as a beneficiary of the Deceased Owner’s Original Roth IRA, which is the source of the direct transfer Contribution to this inherited Roth IRA Contract. The Interest in the Deceased Owner’s Original Roth IRA includes the amount of any outstanding rollover, transfer and recharacterization under Q&As-7 and –8 of Treasury Regulation Section 1.408-8 and the actuarial present value of any additional annuity contract benefits provided. The Interest in the Deceased Owner’s Original Roth IRA does not include any values or amounts of benefits which were provided under the Original Roth IRA but are not directly transferred to this inherited Roth IRA Contract.

NONSPOUSAL APPLICABLE PLAN BENEFICIARY

“Nonspousal Applicable Plan Beneficiary” means the individual or “see-through trust” designated by the Deceased Participant as beneficiary under an Applicable Plan. If the beneficiary is an individual, he or she is not the surviving spouse of the Deceased Participant.

ORIGINAL ROTH IRA

“Original Roth IRA” means the Roth individual retirement arrangement under Sections 408A and 408 of the Code of the Deceased Owner which is the source of the direct transfer Contribution to this inherited Roth IRA Contract.

SEE-THROUGH TRUST

A “see-through trust” is an irrevocable trust, valid under State law, the only beneficiaries of which are individuals, and which trust has met applicable documentation requirements under the regulations. Such “see-through trust” is described in Treasury Regulation Section 1.401(a)(9)-4 Q&A A-5.

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SPECIAL SURVIVING SPOUSE

“Special Surviving Spouse” means the individual who is both the Surviving Spouse of the Deceased Owner and the sole designated beneficiary under the Original Roth IRA.

PART III-CONTRIBUTIONS AND ALLOCATIONS

SECTION 3.02	LIMITS ON CONTRIBUTIONS

The following is added at the end of the existing Section:

No Contributions will be accepted unless they are in United States currency. We reserve the right not to accept funds by electronic means unless they meet our specifications.

We indicate in the Data Pages and in this Section any limits on the type, source or amount of Contributions we will accept.

We do not accept regular Contributions out of compensation to this Contract. Except as otherwise indicated in this Section or the Data Pages we accept only one Contribution to this inherited Roth IRA Contract.

If the Owner is a Nonspousal Applicable Plan Beneficiary

We will accept a single direct rollover Contribution in accordance with Section 402(c)(11) of the Code of your interest as a beneficiary under the Deceased Participant’s Applicable Plan. A distribution from an eligible retirement plan described in
Section 402(c)(8)(B) of the Code other than an IRA may be rolled over as provided in any of the following applicable Sections of the Code: 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), and 457(e)(16). The rollover may be made from a designated Roth account under the Applicable Plan or it may be from other than a designated Roth account under the Applicable Plan. A rollover which is not from a designated Roth account under the Applicable Plan is a “conversion” rollover. Any lifetime Required Minimum Distribution payments which the Deceased Participant should have taken (up to and including for the last year of his or her life), but which have not been taken prior to the direct rollover to this inherited Roth IRA Contract, are not eligible to be directly rolled over as a Contribution to this Contract. No further Contributions can be made.

If the Owner is a beneficiary under the Deceased Owner’s Original Roth IRA

We will accept a single Contribution of a direct transfer of the your interest as a beneficiary under the Deceased Owner’s Original Roth IRA. A “direct transfer” Contribution is the transfer of amounts to this inherited Roth IRA Contract directly from an inherited Roth individual retirement account or another inherited Roth individual retirement annuity contract which meets the requirements of Sections 408A and 408 of the Code. Subject to our approval, you may make additional direct transfer Contributions to this inherited Roth IRA Contract from your interest as a beneficiary under another Roth individual retirement arrangement under Sections 408A and 408 of the Code of the same Deceased Owner which is being distributed over the same period.

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PART VI-PAYMENT UPON DEATH

SECTION 6.01	BENEFICIARY

The following is added at the end of the existing Section:

If the Owner is a custodial account we will pay the Death Benefit to the custodial account after the Annuitant’s death. If the Owner is a “see-through trust”, and no beneficiary is named or survives the Annuitant, we will pay any Death Benefit to the “see-through trust”.

SECTION 6.02	PAYMENT UPON DEATH

The first paragraph of this Section is deleted and replaced with the following:

Upon receipt of due proof of your death before all amounts have been distributed under this Contract, we will make a lump sum payment of the Death Benefit under this Contract to the Beneficiary unless the Beneficiary elects to continue BCO Distributions as provided in the Section, “BCO Distributions—Post-Death Required Minimum Distribution Rules”. If the Beneficiary elects to continue BCO Distributions, the Annuity Account Value will be reset to the Death Benefit amount if it is greater. The Death Benefit is described in the Contract and in any applicable enhanced Death Benefit Rider, if elected.

SECTION 6.03	MANNER OF PAYMENT

This Section is deleted.

PART VII - ANNUITY BENEFITS

The following language is added at the beginning of Part VII:

Sections 7.01 through 7.07 do not apply to this inherited Roth IRA Contract. The election of BCO Distributions under Section 7.08 below constitutes the Annuity Benefit under Part VII of this Contract.

The following new Section is added at the end of Part VII:

SECTION 7.08	—BCO DISTRIBUTIONS—POST-DEATH REQUIRED MINIMUM DISTRIBUTION RULES

This Contract is subject to the “Required Minimum Distribution” rules of Sections 408(b) and 401(a)(9) of the Code, including the Treasury Regulations that apply. Notwithstanding any provision of this Contract to the contrary, the distribution of your interest in this inherited Roth IRA Contract will be made in accordance with the requirements of Section 408(b)(3) of the Code, as modified by Section 408A(c)(5) of the Code and the Treasury Regulations thereunder, the provisions of which are herein incorporated by reference. The BCO Distributions under this inherited Roth IRA Contract will be paid in accordance with the Required Minimum Distribution rules of Sections 408 and 401(a)(9) of the Code and Treasury Regulation Sections 1.408-8 and 1.401(a)(9). To the extent that any payment, benefit, or distribution options available to you under this Contract conflict with the Code, the Code requirements prevail.

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If the Owner is a Nonspousal Applicable Plan Beneficiary

If Required Minimum Distributions Had Commenced Under the Applicable Plan.

If the Deceased Participant died on or after commencing lifetime Required Minimum Distribution payments from the Applicable Plan, your interest as a beneficiary in the remaining portion of his or her interest in the Applicable Plan will continue to be distributed as described in the paragraphs below. Any lifetime Required Minimum Distribution payments which the Deceased Participant should have taken (up to and including for the last year of his or her life), but which have not been taken prior to the direct rollover to the inherited Roth IRA Contract, are not eligible to be rolled over as a Contribution to this Contract.

If Required Minimum Distributions Had Not Commenced Under the Applicable Plan.

If the Deceased Participant died before commencing lifetime Required Minimum Distribution payments from the Applicable Plan, the Interest in the Deceased Participant’s Applicable Plan will be distributed from this inherited Roth IRA Contract as follows:

Starting on the BCO Distribution Commencement Date (no later than the end of the calendar year following the calendar year of the Deceased Participant’s death), your Interest in the Deceased Participant’s Applicable Plan will be distributed from this inherited Roth IRA Contract over your remaining life expectancy, with such life expectancy determined using your age as of your birthday in the year following the year of the Deceased Participant’s death. If you die before you receive your entire interest in this Contract, your Beneficiary may elect to continue to receive payments under this Contract for the remaining term of your life expectancy. If the Owner of this Contract is a see-through trust, the Annuitant’s life expectancy is used.

The BCO Distributions consist of payments no less frequently than annually beginning on the BCO Distribution Commencement Date. We will make these distributions at least once a calendar year in accordance with the Code and applicable Treasury Regulations. Subject to our approval, you may request more frequent than annual payments, however, once payments have started they cannot be stopped, unless a surrender of this Contract occurs.

How Payments Are Calculated

The amount of each annual payment is determined by dividing your remaining entire interest in this inherited Roth IRA Contract as of the end of the calendar year prior to the payment by your remaining life expectancy. If the Owner of this Contract is a see-through trust, the Annuitant’s life expectancy is used. For this purpose, your entire interest in this inherited Roth IRA Contract is the Annuity Account Value plus the actuarial present value of any additional annuity contract benefits. Where the direct rollover Contribution is made to this inherited Roth IRA Contract after the end of that prior calendar year, we will calculate the initial payment using the value of your interest in the Applicable Plan as of the end of the prior calendar year. In no event shall a BCO Distribution exceed the remaining Annuity Account Value on the date of payment.

How Life Expectancy is Determined

Life expectancy is determined using the Single Life Table in Q&A-1 of Treasury Regulation Section 1.401(a)(9)-9, or any successor Regulation. Life expectancy is determined using your

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age as your birthday in the calendar year following the calendar year of the Deceased Participant’s death (“Base Year”). Your remaining life expectancy for a year is the number in the Single Life table corresponding to your age in the Base Year described in the preceding sentence and reduced by one (1) for each subsequent year. If the Owner of this Contract is a see-through trust, the Annuitant’s life expectancy is used.

How is it determined whether Required Minimum Distribution payments have commenced

For purposes of this Section, Required Minimum Distribution payments are considered to begin on the Deceased Participant’s Required Beginning Date for Required Minimum Distribution payments during life. This Required Beginning Date is April 1st following the calendar year in which the Deceased Participant attained age 70 1/2. If the Deceased Participant was not a 5% owner of the employer sponsoring the Applicable Plan, the Required Beginning Date is April 1 following the calendar year in which the Deceased Participant retired from service with such employer, if retirement occurs after the Deceased Participant reached age 70  1/2. Required Minimum Distribution payments are considered to have begun whether or not payments were actually made from the Deceased Participant’s interest in the Applicable Plan.

If the Owner is a beneficiary under the Deceased Owner’s Original Roth IRA

Your Interest in the Deceased Owner’s Original Roth IRA will be distributed from this inherited Roth IRA Contract as follows:

General Rule

Your interest in this inherited Roth IRA Contract will be distributed, starting on the BCO Distribution Commencement Date (no later than the end of the calendar year following the calendar year of the Deceased Owner’s death), over your remaining life expectancy, with such life expectancy determined using your age as of your birthday in the year following the year of the Deceased Owner’s death. If you die before you receive your entire interest in this Contract, your Beneficiary may elect to continue to receive payments under this Contract for the remaining term of your life expectancy. If the Owner of this Contract is a see-through trust, the Annuitant’s life expectancy is used.

Provisions Applicable to a Special Surviving Spouse

If you are a Special Surviving Spouse, your interest in this inherited Roth IRA Contract will be distributed, over your life expectancy, starting on the BCO Distribution Commencement Date. Your BCO Distribution Commencement Date can be no later than the end of the calendar year in which the Deceased Owner would have attained age 70 1/2, or the end of the calendar year following the calendar year of the Deceased Owner’s death, whichever is later.

If you die before the BCO Distribution Commencement Date, and before Required Minimum Distribution payments have commenced to you, your interest in this Contract will be distributed, starting no later than the end of the calendar year following the calendar year of your death, over the remaining life expectancy of your Beneficiary. Your Beneficiary’s life expectancy will be determined using such Beneficiary’s age as of his or her birthday in the year following your death. If you die after the BCO

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Distribution Commencement Date and after Required Minimum Distribution payments have commenced, if your Beneficiary so elects, any remaining Annuity Account Value will continue to be distributed to your Beneficiary over your remaining life expectancy, as described below.

How Payments Are Calculated

The amount of each annual payment is determined by dividing your remaining entire interest in this inherited Roth IRA Contract as of the end of the calendar year prior to the payment by your remaining life expectancy. If the Owner of this Contract is a see-through trust, the Annuitant’s life expectancy is used. For this purpose, your entire interest in this inherited Roth IRA Contract is the Annuity Account Value plus the actuarial present value of any additional annuity contract benefits (such as guaranteed death benefits). Where the Contribution is made to this inherited Roth IRA after the end of that prior calendar year, we will calculate the initial payment using the value of your interest in the Original Roth IRA as of the end of the prior calendar year. In no event shall a BCO Distribution exceed the remaining Annuity Account Value on the date of payment.

How Life Expectancy is Determined

Life expectancy is determined using the Single Life Table in Q&A-1 of Treasury Regulation Section 1.401(a)(9)-9, or any successor Regulation.

General Rule

Life expectancy is determined using your age as your birthday in the calendar year following the calendar year of the Deceased Owner’s death (“Base Year”). Your remaining life expectancy for a year is the number in the Single Life table corresponding to your age in the Base Year described in the preceding sentence and reduced by one (1) for each subsequent year. If the Owner of this Contract is a see-through trust, the Annuitant’s life expectancy is used.

Provisions Applicable to a Special Surviving Spouse

If you are a Special Surviving Spouse, your life expectancy is determined each year beginning with the calendar year that includes the BCO Distribution Commencement Date.

Your remaining life expectancy for a year is the number in the Single Life Table corresponding to your age in that year.

If you die before the BCO Distribution Commencement Date and before Required Minimum Distribution payments begin to you, the Base Year for your Beneficiary is the calendar year following the calendar year of your death. That Beneficiary’s remaining life expectancy for a year is determined under “General Rule” above. If you die after the BCO Distribution Commencement Date and after Required Minimum Distribution payments begin to you, your Beneficiary may elect to receive such interest over a period no longer than your life expectancy in the calendar year of your death. Payments will be made in accordance with the “General Rule” above; however, the Base Year will be the calendar year of your death.

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How is it determined whether Required Minimum Distribution payments have commenced to a Special Surviving Spouse

For purposes of this Section, Required Minimum Distribution payments are considered to begin to a Special Surviving Spouse by the date which is the later of the end of the calendar year following the calendar year of the Deceased Owner’s death or the end of the calendar year in which the Deceased Owner would have attained age 70 1/2.

Annual payments; potential aggregation with other inherited Roth individual retirement arrangements.

This inherited Roth IRA Contract is designed to pay out at least annually the post-death Required Minimum Distribution payment calculated for the remaining portion of your Interest in the Deceased Owner’s Original Roth IRA directly transferred to this Contract. The BCO Distributions consist of payments no less frequently than annually beginning on the BCO Distribution Commencement Date. We will make these distributions at least once a calendar year in accordance with the Code and applicable Treasury Regulations. Subject to our approval, you may request more frequent than annual payments, however, once payments have started they cannot be stopped, unless a surrender of this Contract occurs. Payments must be made every year except as specifically indicated below.

In the circumstances described in this and the following paragraphs, if you have also been designated beneficiary under at least one other of the Deceased Owner’s Roth individual retirement arrangements, you may choose to take the post-death Required Minimum Distribution payments calculated for this inherited Roth IRA Contract from another of the Deceased Owner’s Roth individual retirement arrangements in accordance with Treasury Regulation Section 1.408-8, Q&A A-9. This provision directs that the post-death Required Minimum Distribution be calculated separately for each Roth IRA. The separately-calculated amounts may then be totaled and the total distribution taken from any one or more of the individual’s Roth IRAs held as a beneficiary of the same decedent and which are being distributed under the life expectancy rule in Section 401(a)(9)(B)(iii) or (iv) of the Code.

For this purpose, the following individual retirement arrangements may not be aggregated with this inherited Roth IRA Contract:

•	an account or contract that you own not as a beneficiary, but as the Roth IRA owner in your own right;

•

an account or contract that you own as a nonspousal beneficiary of a deceased participant under an Applicable Plan, even if the deceased participant under such Plan is the same as the Deceased Owner named on the cover page and in the Data Pages;

•

an account or contract that you own as a beneficiary of the Deceased Owner named on the cover page and in the Data Pages, if you have elected to take your interest in the account or contract by the end of the calendar year containing the fifth anniversary of the Deceased Owner’s death in accordance with Section 401(a)(9)(B)(ii) of the Code; or

•	a contract you have irrevocably annuitized under Treasury Regulation Section 1.401(a)(9)-6.

Distributions from Section 403(b) contracts, 403(b) custodial accounts, or traditional IRAs inherited from the Deceased Owner also will not satisfy the distribution requirements from inherited Roth IRAs.

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In order for us to suspend a BCO Distribution that we would otherwise make, you must give us advance notice in accordance with our procedures at the time. We may request that you document eligibility to take withdrawals from another Roth individual retirement arrangement inherited from the Deceased Owner.

PART IX-GENERAL PROVISIONS

SECTION 9.02	STATUTORY COMPLIANCE

The following is added at the end of the existing Section:

If this Contract fails to qualify as an inherited Roth individual retirement annuity under Sections 408A(b), 408(b) and 408(d)(3)(C) of the Code, we will have the right to terminate this Contract. In that case, we will pay the Annuity Account Value less a deduction for the part which applies to any Federal income tax payable by you which would not have been payable with respect to an inherited Roth individual retirement annuity which meets the terms of Sections 408A(b), 408(b) and 408(d)(3)(C) of the Code.

SECTION 9.04	REPORTS AND NOTICES

The following is added at the end of the existing Section:

We will send you a report as of the end of each calendar year showing the status of this Contract and any other reports required by the Code. We will also send to you information on Required Minimum Distributions as is prescribed by the Commissioner of Internal Revenue.

SECTION 9.05	CHANGE IN OWNER

The existing Section is replaced by the following:

The Ownership of this inherited Roth IRA Contract cannot be changed.

SECTION 9.06	ASSIGNMENTS AND TRANSFERABILITY

The existing Section is replaced by the following:

You may not transfer this Contract.

No portion of your interest in this Contract or your rights under this Contract may be sold, assigned, pledged or transferred to any person other than the issuer of this Contract, or discounted, encumbered or pledged as collateral for a loan or as security for the performance of an obligation.

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The following new Section is added:

SECTION 9.11	OWNER AND ANNUITANT REQUIREMENTS

Rules applicable to the Annuitant.

When this Contract is owned by an individual in his or her capacity as beneficiary the Owner must also be the Annuitant.

When this Contract is owned by a see-through trust in its capacity as beneficiary the Annuitant is the oldest beneficiary of such trust.

When this Contract is owned by a custodial inherited Roth IRA for benefit of an individual beneficiary of a deceased individual, the individual designated as beneficiary of the Deceased Owner’s Original Roth IRA or the Deceased Participant’s interest in the Applicable Plan, as the case may be, must be the Annuitant.

When this Contract is owned by a custodial inherited Roth IRA for benefit of a see-through trust beneficiary of a deceased individual, the oldest beneficiary of such trust must be the Annuitant.

Rules applicable to the Owner.

When this Contract is owned by an individual in his or her capacity as beneficiary of the Deceased Owner’s Original Roth IRA or the Deceased Participant’s interest in the Applicable Plan, as the case may be, the Owner must also be the Annuitant.

The only permissible Non-natural Owners are a “see-through trust beneficiary” or a trustee or custodian of an inherited Roth individual retirement account, also referred to in this Contract as a “custodial inherited Roth IRA.”

When this Contract is owned by a see-through trust, the trust must have been designated beneficiary under the Deceased Owner’s Original Roth IRA or the Deceased Participant’s interest in the Applicable Plan, as the case may be.

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When this Contract is owned by a custodial inherited Roth IRA, the IRA must meet the requirements of Sections 408A(b), 408(a) and 408(d)(3)(C) of the Code. It must be the Deceased Owner’s Original Roth IRA or it must be an inherited Roth individual retirement account newly and timely established by direct rollover from an Applicable Plan for the benefit of a beneficiary who is not the surviving spouse of a Deceased Participant. The custodial inherited Roth IRA must be maintained for the benefit of the designated beneficiary of the Deceased Owner’s Original Roth IRA or the Deceased Participant’s interest in the Applicable Plan, as the case may be. If such beneficiary is an individual, that individual must also be the Annuitant. If such beneficiary is a see-through trust, the custodial inherited Roth IRA must designate the oldest beneficiary of such trust as the Annuitant.

AXA EQUITABLE LIFE INSURANCE COMPANY

[	[

Mark Pearson,	Karen Field Hazin, Vice-President,
Chairman of the Board and Chief Executive Officer]	Secretary and Associate General Counsel ]

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